SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of July ___, 2014, by and between Eco-Shift Power Corp., a Delaware corporation (the “Company”), and __________________________________, a ______________________ having a business address at ________________________________ (the “Subscriber”).

WHEREAS, the Company and Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and/or Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein and upon the date hereof (the “Funding Date”), the Company shall issue to the Subscriber (1) a convertible promissory note (the “Note”) in the principal amount of ________________ (US$__________) (the “Principal Amount”), pursuant to which the Principal Amount owed thereunder shall be convertible into such number of shares of common stock of the Company (the “Common Stock”) as set forth in the Note; and (2) a warrant (the “Warrant”) permitting the Subscriber to purchase ____________ (_______________) shares of the Company’s Common Stock at a per share price as set forth in the Note (the shares of Common Stock issuable pursuant to the Note and the Warrant shall collectively be referred to herein as the “Shares”; the Note, the Warrant and the Shares shall be referred to collectively herein as the “Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and Subscriber hereby agree as follows:

1. Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement and in consideration of the Principal Amount delivered by the Subscriber to the Company on the Funding Date, the Company hereby agrees to issue the Note and the Warrant to the Subscriber on the Funding Date. The Company agrees to issue and deliver the Securities to the Subscriber free of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever (“Encumbrances”), and Subscriber hereby agrees to accept the Securities free of all Encumbrances.

2. Subscriber Representations and Warranties. Subscriber hereby represents and warrants to and agrees with the Company that:

(a) Standing of Subscriber. Subscriber has the legal capacity and power to enter into this Agreement.

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(b) Authorization and Power. Subscriber has the requisite power and authority to enter into and perform this Agreement and to advance the Principal Amount and to accept the Note and Warrants. The execution, delivery and performance of this Agreement by the Subscriber, and the consummation by the Subscriber of the transactions contemplated hereby, have been duly authorized by all necessary action, and no further consent or authorization of Subscriber is required. This Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes, or shall constitute, when executed and delivered, a valid and binding obligation of the Subscriber, enforceable against Subscriber in accordance with the terms hereof.

(c) Information on Subscriber. Subscriber is, and reasonably believes he will be at the time of the conversion of the Note and exercise of the Warrant, an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated by the Commission under the 1933 Act and affirmed by Subscriber in the completed Purchaser Questionnaire, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of, and to make an informed investment decision with respect to, the proposed purchase, which the Subscriber hereby agrees represents a highly speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber understands that the Securities are highly speculative and may result in a total loss of investment. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. Subscriber understands that the Company is relying on its representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws;

(d) Purchase of Securities. The Subscriber will purchase the Securities for its own account for investment and not with a view toward, or for resale in connection with, the public sale or any distribution thereof in violation of the Securities Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other person or entity to distribute or regarding the distribution of such Shares;

(e) Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(f) Share Legend. The Shares shall bear the following or similar legend:

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“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(g) Note and Warrant Legend. The Note and Warrant shall bear the following or similar legend

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS DOCUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(h) Communication of Offer. Subscriber has a preexisting personal or business relationship with the Company or one or more of its directors, officers, advisors or control persons, and the offer to issue the Securities was directly communicated to Subscriber by the Company. At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer;

(i) No Governmental Endorsement. Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities, or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities;

(j) Receipt of Information. Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to invest the Principal Amount in the Company and to accept the Securities. Subscriber further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access;

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(k) No Market Manipulation. Subscriber has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock, to facilitate the sale or resale of the Shares or affect the price at which the Shares may be issued or resold;

(l) Independent Advice. Subscriber has been urged, and has been given the opportunity, to seek independent advice from its professional advisors relating to the suitability of an investment in the Company in view of its overall financial needs and with respect to the legal and tax consequences of such investment. The undersigned acknowledges that the undersigned has been advised to consult with the undersigned’s own attorney regarding legal matters concerning the Company and to consult with the undersigned’s tax advisor regarding the tax consequences of participating in the Company. Subscriber is responsible for obtaining its own legal and tax advice. Subscriber acknowledges that there may be certain adverse tax consequences to it in connection with my purchase of the Securities;

(m) Subscriber believes that the investment in the Securities is suitable for it based upon its investment objectives and financial needs, and it has adequate means for providing for its current financial needs and contingencies and has no need for liquidity with respect to its investment in the Company;

(n) Subscriber has relied solely upon its own investigation in making a decision to invest in the Company; and

(o) Subscriber hereby acknowledges and is aware that Subscriber is not entitled to cancel, terminate, or revoke this subscription, and any agreements made in connection herewith survives any death or disability of a natural person Subscriber.

3. Company Representations and Warranties. The Company represents and warrants to, and agrees with, Subscriber that:

(a) Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) Authority; Enforceability. The Transaction Documents have been duly authorized, executed and delivered by the Company and are the valid and binding agreements of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder;

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(c) Information on Company. Subscriber has been furnished with or has had access to the EDGAR Website of the Commission and to the Company’s Form 10-K filed on EDGAR on April 11, 2014 for the fiscal year ended December 31, 2013, together with all other filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the “Reports”) and all correspondence from the Commission to the Company including but not limited to the Commission’s comment letters relating to the Company’s periodic filings with the Commission whether available at the EDGAR website or not. In addition, such Subscriber has received in writing from the Company such other information concerning their operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Purchased Securities. Such Subscriber has relied on the Reports and Other Written Information in making its investment decision.

(d) Consents. No consent, approval, authorization or order of any court, governmental agency or body having jurisdiction over the Company or of any other person is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations hereunder and thereunder, including, without limitation, the issuance of the Securities;

(e) No Violation or Conflict. Neither the issuance of the Securities nor the performance of the Company’s obligations under the Transaction Documents will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (a) the charter or bylaws of the Company or (b) any decree, judgment, order or determination applicable to the Company of any court, governmental agency or body having jurisdiction over the Company or over the properties or assets of the Company; or

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the Shares except in favor of Subscriber as described herein;

(f) The Shares. Upon issuance, the Shares:

(i) shall be free and clear of any security interests, liens, claims or other Encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii) shall have been duly and validly issued, fully paid and non-assessable; and

(iii) will not subject the holders thereof to personal liability by reason of being such holders;

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(g) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person or entity acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities; and

(h) Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4. Non-Public Information. While the Note and Warrant are held by the Subscriber, the Company covenants and agrees that neither it nor any other person acting on its behalf will at any time provide the Subscriber with any information that the Company believes constitutes material non-public information. The Company understands and confirms that the Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

5. Broker’s Commission/Finder’s Fee. Each party hereto acknowledges and agrees that WestPark Capital, Inc. is entitled to receive fees in connection with the consummation of the transactions contemplated hereby. Each party hereto represents to the other that there are no parties, other than WestPark Capital, Inc., entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the consummation of the transactions contemplated hereby. Each party hereto agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of the indemnifying party’s actions.

6. Covenants Regarding Indemnification. Each party hereto agrees to indemnify, hold harmless, reimburse and defend the other party and the other party’s officers, directors, agents, counsel, affiliates, members, managers, control persons, and principal shareholders, as applicable, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the indemnified party or any such person which results, arises out of or is based upon (i) any breach of any representation or warranty by the indemnifying party in this Agreement or (ii) any breach or default in performance by the indemnifying party of any covenant or undertaking to be performed by the indemnifying party.

7. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth in the preamble paragraph hereto or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery at the address designated in the preamble paragraph hereto (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

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(b) Rule 506 Disclosure. Recent changes to Rule 506 of Regulation D promulgated under the Securities Act of 1933 prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain Disqualifying Events described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the following events:

WestPark Capital, Inc., the Company’s placement agent (“WestPark”), was a co-manager in two registrations statements which registrations were each the subject of a stop order by the SEC based on conduct of the issuers which took place after the offering; and WestPark employs a registered representative agent who is a compensated solicitor and who has been the subject of a final order of the State of New Jersey, Bureau of Securities revoking his registration.

It is possible that (a) additional Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability rely upon Rule 506 of Regulation D promulgated under the Securities Act for the placement of the Securities and, depending on the circumstances, may be required to register the offering of the Company’s Securities with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

(c) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto. Neither the Company nor Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

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(d) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(e) Applicable Law and Arbitration. This Agreement shall be construed in accordance with the laws of the State of California, without regard to principles of conflicts of law. The Parties agree that any dispute arising out of or relating to an investment pursuant to this Agreement or concerning this Agreement, including but not limited to disputes as to arbitrability and all disputes with the Company or any of its Placement Agents or Dealers, or any employee, agent, representative, officer, director or attorney of the Company or any Placement Agent or Dealer, shall be resolved through final, binding, non-appealable arbitration, before a single, neutral arbitrator, at JAMS, in Los Angeles County, California in accordance with the rules and regulations of the American Arbitration Association. Venue of all arbitration shall be JAMS Dispute Resolution Center, Los Angeles County, California. The Parties agree that each side will pay fifty percent (50%) of the cost of any arbitration proceedings. Judgment on any arbitration award may be entered in any Court having jurisdiction. Any arbitration award shall be in United States Dollars and may be enforced in any jurisdiction in which the party against whom enforcement is sought maintains assets. The Parties agree that the arbitrator shall enforce the plain terms of this Agreement, notwithstanding any law or policy to the contrary. The Parties agree to limit their respective testimony at any arbitration hearing to three hours per side. SUBSCRIBER HEREBY WAIVES ANY RIGHT TO SEEK ANY TYPE OF DAMAGES OTHER THAN COMPENSATORY DAMAGES, INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL DAMAGES AND PUNITIVE DAMAGES. SUBSCRIBER HEREBY FURTHER WAIVES THE RIGHT TO A TRIAL BY JURY, THE RIGHT TO BRING A CLASS ACTION SUIT, AND OTHER POTENTIAL REMEDIES THAT OTHERWISE MAY BE AFFORDED BY LAW. THIS IS A CLASS ACTION WAIVER THAT APPLIES TO ALL DISPUTES ARISING OUT OF THIS INVESTMENT, INCLUDING BUT NOT LIMITED TO ANY DISPUTES WITH THE COMPANY, ITS PLACEMENT AGENT, OR ITS DEALERS, AND ALL OF THEIR EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, OR ATTORNEYS.

(e) Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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(f) Counsel; Ambiguities. Each party and its counsel have participated fully in the review and revision of this Agreement and the other Transaction Documents. The parties understand and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement or the other Transaction Documents. The language in this Agreement and the other Transaction Documents shall be interpreted as to its fair meaning and not strictly for or against any party.

(g) Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties has caused this Agreement to be executed on and as of the date set forth above.

ECO-SHIFT POWER CORP.

By:
Name:	Gib Wood
Title:	Chief Executive Officer

SUBSCRIBER:

Name of Subscriber:

Address:

Fax No.:

Taxpayer ID# (if applicable):

(Signature)

By:

Dated:	, 2014

[Signature Page to Eco-Shift Power Corp. Subscription Agreement]